UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): November 24, 1999
                                                 (November 12, 1999)
                                                 -------------------


                           COVER-ALL TECHNOLOGIES INC.
              ----------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


       Delaware                 0-13124               13-2698053
       --------                 -------               ----------
(State or Other Jurisdiction  (Commission           (IRS Employer
      of Incorporation)        File Number)          Identification No.)


                18-01 Pollitt Drive, Fair Lawn, New Jersey 07410
                ------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code        (201) 794-4800
                                                          --------------

                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

      In a press release dated November 15, 1999, Cover-All Technologies Inc. (the "Company") announced its earnings information and results of operations for the Company's 1999 third quarter. The Company also announced that Mark Johnston succeeded Brian Magowan as the Company's Chairman and Chief Executive Officer as of November 12, 1999. A copy of the release is attached.

      In addition, the Company was informed by letter that, based upon the results of its operations for the third quarter of 1999 Summit Bank has terminated its revolving credit arrangement with the Company for up to $2,000,000. At no time since the inception of this revolving credit arrangement did the Company draw down on this facility with Summit Bank.


Item 7.  Exhibits.


      (c)  Exhibits.

           99.1   Press Release, dated November 15, 1999.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COVER-ALL TECHNOLOGIES INC.


Date: November 24, 1999               By:    /s/ Mark Johnston
                                           -------------------------------
                                           Mark Johnston, Chairman and
                                           Interim Chief Executive Officer

                             "For Immediate Release"




                                                 For Information Contact:
                                                 Mark Johnston
                                                 Chairman of the Board and
                                                 Interim Chief Executive Officer



                          Cover-All Technologies Inc.
                             Reports Third Quarter
                                 Operating Loss


Fair Lawn, NJ - November 15, 1999 - Cover-All Technologies Inc. (NASDAQ SmallCap
Market: COVR and PHLX - CVA) (the "Company") today announced results for the quarter ended September 30, 1999.

Total revenue for the three month period ended September 30, 1999 was $2,134,000 compared to $3,811,000 in the same period in 1998. For the nine months ended September 30, 1999 total revenue was $9,102,000 as compared to $10,314,000 in the same period of 1998. Net income (loss) for the three month period ended September 30, 1999 was $(1,326,000), or $(0.08) per share, compared to $728,000, or $0.04 per share, in the same quarter of 1998. Net income (loss) for the nine months ended September 30, 1999 was $(993,000), or $(0.06) per share, compared to $1,630,000, or $0.10 per share, in the same quarter of 1998.

The Company attributes the decline in earnings to lower software licensing revenues and expense overruns in connection with TAS2000 contracts. Two of the TAS2000 contracts were successfully cut over to full production usage: however, one TAS2000 contract has become the subject of non-binding mediation relative to completion. The Company maintains that it has successfully performed its required obligations and that significant payments are currently due from this customer. Payments demanded and unpaid approximate $1.9 million. The Company believes this matter may not be concluded until the next quarter, or later. Sales and marketing expenses remained at 1998 levels.

Mark Johnston, a director and major shareholder of the Company, was appointed as Chairman and interim Chief Executive Officer of the Company to succeed Brian Magowan, effective November 12, 1999.

Mr. Johnston stated:

"We are disappointed that the management of the implementation cycle for the TAS2000 contracts has been adversely reflected in the operating results of the Company in the third quarter. However, the Company has achieved a major milestone with the successful cut over to full production usage of the TAS2000 at two customer sites, one in the U.S.A. and one in the U.K. We thank these customers for their commitment both to our Company and to the TAS2000 product.

We are also disappointed to have encountered a dispute with one TAS 2000 customer, however we believe our position will be sustained in mediation. We will continue to encourage this customer to facilitate the successful cut over of their legacy system to the TAS2000 total solution workers compensation line.

I am pleased to report that the Classic division continues to return increased profitability and an increasing revenue base. The Company's long term commitment to maintaining and improving Classic has contributed to this positive scenario in a mature product cycle. Of particular note is the first sale of iClassic, which uses the Internet to provide access to the Classic system. This is an especially useful feature for Managing General Agents requiring remote access to the system. The Company is actively pursuing an Internet strategy that will result in the launch of an ASP pricing initiative for Classic early in year 2000.

We recently began the search for a replacement CEO. We are confident the Company can attract an individual who will capitalize on the bright prospects for Cover-All in the new millennium."

Utilizing the latest client-server relational database technology, Cover-All Technologies Inc. specializes in providing internet-enabled strategic policy and premium software solutions to the property and casualty insurance industry. More information may be obtained from the Company's web site at www.cover-all.com.

Statements in this press release, other than statements of historical information are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risk associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

      The following is a summary of unaudited operating highlights for the three and nine months ended September 30, 1999 and 1998.




                           Cover-All Technologies Inc. and Subsidiaries
                                       Operating Highlights

                           Three months ended         Nine months ended
                              September 30,             September 30,

                            1 9 9 9    1 9 9 8         1 9 9 9   1 9 9 8
                            -------    -------         -------   -------

Revenues:
  Licenses                  $301,000  $1,527,000    $2,846,000 $4,952,000
  Maintenance              1,133,000     956,000     3,236,000  2,761,000
  Professional Services      700,000   1,328,000     3,020,000  2,601,000
                             -------  ----------     ---------  ---------

  Total Revenues           2,134,000   3,811,000     9,102,000 10,314,000
                           ---------   ---------     --------- ----------

  Costs and Expenses
  Cost of Sales            2,273,000   1,637,000     7,106,000 4,845,000
  Research and Development   291,000     239,000       778,000   783,000
  Sales and Marketing        355,000     575,000     1,339,000 1,409,000
  General and Administrative 492,000     568,000       942,000 1,432,000
  Interest Expense, Net       49,000      64,000       130,000   215,000
                              ------      ------       -------   -------

Total Costs and Expenses   3,460,000   3,083,000    10,295,000 8,684,000
                           ---------   ---------    ---------- ---------

  Income from Operations  (1,326,000)    728,000    (1,193,000)1,630,000

  Income Tax (Expense)
  Benefit                        ---         ---       200,000       ---
                           ---------   ---------    ---------- ---------


  Net Income (Loss)      $(1,326,000) $  728,000   $ (993,000)$1,630,000
                         ===========    ========     ======== ==========


  Basic Earnings Per
  Share                     $  (0.08)    $  0.04      $ (0.06)    $ 0.10
                               =====        ====        =====       ====

  Diluted Earnings Per
  Share                     $  (0.08)    $  0.04      $ (0.06)      0.10
                               =====        ====        =====       ====